SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 1, 2013

PAR Technology Corporation
(Exact name of registrant as specified in its charter)

Delaware	1-09720	16-1434688
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

PAR Technology Park, 8383 Seneca Turnpike, New Hartford, New York 13413-4991
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (315) 738-0600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

(a)
The information, including Exhibits attached hereto, in this Current Report is being furnished and shall not be deemed "filed" for the purposes of Section 18 of the Securities and Exchange Act of 1934, or otherwise subject to the liabilities of that Section. The information in this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, except as otherwise expressly stated in such filing.

(b)
On May 1, 2013, PAR Technology Corporation issued a press release announcing its results of operations for the quarterly period ending March 31, 2013. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

99.1	Press Release dated May 1, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PAR TECHNOLOGY CORPORATION
(Registrant)

Date: May 1, 2013	/s/Steven M. Malone
Steven M. Malone
Vice President, Controller and Chief Accounting Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release dated May 1, 2013.

Exhibit 99.1	Press Release dated May 1, 2013.

FOR RELEASE:	NEW HARTFORD, NY, May 1, 2013
CONTACT:	Christopher R. Byrnes (315) 738-0600 ext. 6226 cbyrnes@partech.com, www.partech.com

PAR TECHNOLOGY CORPORATION ANNOUNCES
2013 FIRST QUARTER RESULTS FROM CONTINUING OPERATIONS

New Hartford, NY- May 1, 2013 -- PAR Technology Corporation (NYSE: PAR) today announced results for the first quarter ended March 31, 2013.  The Company reported first quarter revenues of $66.7 million and a net loss from continuing operations of $369,000 or $0.02 net loss per share.  This compares with prior year first quarter revenue of $55.6 million and net income from continuing operations of $1.0 million or $0.07 per diluted share.  On a non-GAAP basis, the Company's net income from continuing operations for the first quarter was $178,000 or $0.01 per diluted share.  These non-GAAP results exclude specific charges primarily related to severance and legal costs incurred in the quarter.

"During the first quarter we increased revenues by 20% over the prior year's quarter with both of our business segments showing growth.  In particular we had significant revenue growth with our newest hardware offering for restaurants and also realized a 33% growth in contract revenues from last year's corresponding quarter," said PAR Technology President and Chief Executive Officer Ronald J. Casciano.  "We will continue to take the necessary steps to sharpen our focus on our core businesses and better position PAR to capitalize upon our competitive strengths in hospitality technology and Government I/T services.  Our strong market presence, innovative software and hardware products, customer service and industry leading domain expertise will continue to differentiate PAR from other providers.  Our solid balance sheet will support the execution of our strategies and will position us for growth for the remainder of 2013 and beyond."

Certain Company information in this release or statements made by its spokespersons from time to time may contain forward-looking statements.  Any statements in this document that do not describe historical facts are forward-looking statements.  Forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Investors are cautioned that all forward-looking statements involve risks and uncertainties, including without limitation, delays in new product introduction, risks in technology development and commercialization, risks in product development and market acceptance of and demand for the Company's products, risks of downturns in economic conditions generally, and in the quick service sector of the restaurant market specifically, risks of intellectual property rights associated with competition and competitive pricing pressures, risks associated with foreign sales and high customer concentration, and other risks detailed in the Company's filings with the Securities and Exchange Commission.

About PAR Technology Corporation
PAR Technology Corporation's stock is traded on the New York Stock Exchange under the symbol PAR.  PAR's Hospitality segment has been a leading provider of restaurant and retail technology for more than 30 years.  PAR offers technology solutions for the full spectrum of restaurant operations, from large chain and independent table service restaurants to international quick service chains.  PAR's Hospitality business also provides hotel management systems with a complete suite of powerful tools for guest management, recreation management, and timeshare/condo management.  In addition, PAR offers the spa industry a leading management application specifically designed to support the unique needs of the resort spa and day spa markets, a rapidly growing hospitality segment.  Products from PAR also can be found in retailers, cinemas, cruise lines, stadiums and food service companies. PAR's Government Business is a leader in providing computer-based system design, engineering and technical services to the Department of Defense and various federal agencies. Visit www.partech.com for more information.

There will be a conference call at 4:30 p.m. eastern time on May 1, 2013, during which the Company's management will discuss the financial results for the first quarter of 2013.  If you would like to participate in this conference please call 866-318-8615 approximately 10 minutes before the call is scheduled to begin and use the PAR pass code 14665237.  Individual & Institutional Investors will have the opportunity to listen to the conference call/event over the Internet.  Individual Investors can listen to the call by visiting PAR's website at www.partech.com, and through CCBN's individual investor center at www.companyboardroom.com or by visiting any of the investor sites in CCBN's Individual Investor Network.  Institutional investors can access the call via CCBN's password-protected site, StreetEvents (www.streetevents.com).  In case you are unable to participate in the conference call, an automatic replay will be available on the World Wide Web via www.companyboardroom.com until May 8, 2013 or dial 888-286-8010 and use the Pass Code number 17179887 until May 8, 2013 as well.

###

PAR TECHNOLOGY CORPORATION
CONSOLIDATED BALANCE SHEETS
(in thousands, except share amounts)

	March 31,	December 31,
Assets	2013	2012
Current assets:
Cash and cash equivalents	$14,121	$19,475
Accounts receivable-net	28,137	29,890
Inventories-net	25,835	26,172
Deferred income taxes	12,451	11,037
Other current assets	3,492	3,236
Escrow receivable	828	828
Total current assets	84,864	90,638
Property, plant and equipment - net	5,588	5,857
Deferred income taxes	5,726	6,280
Goodwill	6,852	6,852
Intangible assets - net	12,316	11,747
Other assets	2,605	2,391
Total Assets	$117,951	$123,765
Liabilities and Shareholders' Equity
Current liabilities:
Current portion of long-term debt	$161	$159
Accounts payable	16,393	21,216
Accrued salaries and benefits	6,544	6,397
Accrued expenses	2,542	4,467
Customer deposits	885	1,380
Deferred service revenue	14,789	12,522
Income taxes payable	288	547
Total current liabilities	41,602	46,688
Long-term debt	1,043	1,084
Other long-term liabilities	3,429	3,030
Liabilities of discontinued operations	104	141
Total liabilities	46,178	50,943
Commitments and contingencies
Shareholders' Equity:
Preferred stock, $.02 par value, 1,000,000 shares authorized	-	-
Common stock, $.02 par value, 29,000,000 shares authorized;
17,043,128 and 17,038,405 shares issued;
15,335,441 and 15,330,718 outstanding	341	341
Capital in excess of par value	43,313	43,661
Retained earnings	34,374	34,758
Accumulated other comprehensive loss	(421)	(104)
Treasury stock, at cost, 1,707,687 and 1,707,687 shares	(5,834)	(5,834)
Total shareholders' equity	71,773	72,822
Total Liabilities and Shareholders' Equity	$117,951	$123,765

PAR TECHNOLOGY CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
 (in thousands, except per share amounts)

	For the months ended March 31,
	2013	2012
Net revenues:
Product	$23,916	$20,170
Service	16,020	15,379
Contract	26,738	20,044
	66,674	55,593
Costs of sales:
Product	16,473	10,977
Service	11,552	10,565
Contract	25,479	18,983
	53,504	40,525
Gross margin	13,170	15,068
Operating expenses:
Selling, general and administrative	10,205	10,143
Research and development	4,140	3,549
Amortization of identifiable intangible assets	-	153
	14,345	13,845

Operating income (loss) from continuing operations	(1,175)	1,223
Other income (expense), net	(34)	573
Interest expense	(13)	(21)
Income (loss) from continuing operations before provision for income taxes	(1,222)	1,775
Benefit (provision) for income taxes	853	(740)
Income (loss) from continuing operations	(369)	1,035
Discontinued operations
Income (loss) on discontinued operations (net of tax)	(15)	1,430
Net Income (loss)	$(384)	$2,465
Basic Earnings per Share:
Income (loss) from continuing operations	(.02)	0.07
Income (loss) from discontinued operations	(.00)	0.09
Net Income (loss)	$(.03)	$0.16
Diluted Earnings per Share:
Income (loss) from continuing operations	(.02)	0.07
Income (loss) from discontinued operations	(.00)	0.09
Net Income (loss)	$(.03)	$0.16
Weighted average shares outstanding
Basic	15,154	15,083
Diluted	15,154	15,162

PAR TECHNOLOGY CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(in thousands, except per share data)

	For the three months ended March 31, 2013
	Reported basis (GAAP)	Adjustments	Comparable basis (Non-GAAP)	For the three months ended March 31, 2012

Net revenues	$66,674	-	$66,674	$55,593
Costs of sales	53,504	-	53,504	40,525
Gross Margin	13,170	-	13,170	15,068

Operating Expenses
Selling, general and administrative	10,205	772	9,433	10,143
Research and development	4,140	106	4,034	3,549
Amortization of identifiable intangible assets	-	-	-	153
Total operating expenses	14,345	878	13,467	13,845

Operating income (loss) from continuing operations	(1,175)	878	(297)	1,223
Other income (expense), net	(34)	-	(34)	573
Interest expense	(13)	-	(13)	(21)
Income (loss) from continuing operations before provision for income taxes	(1,222)	878	(344)	1,775
(Provision)benefit for income taxes	853	(331)	522	(740)
Income (loss) from continuing operations	$(369)	$547	$178	$1,035
Income (loss) from discontinued operations, (net of tax)	$(15)		$(15)	$1,430
Net Income (loss)	$(384)		$163	$2,465
Income (loss) per diluted share from continuing operations	$(0.02)		$0.01	$0.07
Income (loss) per diluted share from discontinuing operations	$(0.00)		$(0.00)	$0.09
Income (loss) per diliuted share	$(0.03)		$0.01	$0.16

The Company reports its financial results in accordance with GAAP, which refers financial information presented in accordance with generally accepted accounting principles in the United States.  However, non-GAAP adjusted financial measures, as defined in the reconciliation table above, are provided herein because management uses such measures in evaluating the results of the continuing operations of the Company and believes this information provides investors better insight into underlying business trends and performance.  Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the Company's reported results prepared in accordance with GAAP.

During the first quarter, the Company recorded total charges of $878,000.  The most significant of the charges was $607,000 of separation related costs.  In addition to this charge, the Company incurred legal costs of $271,000 associated with an intellectual property matter that was settled during the quarter.  The aforementioned charges, along with an associated adjustment to the Company's provision for income taxes have been excluded in the Company's non-GAAP measures because they are considered non-recurring in nature and are quantitatively and qualitatively different from the Company's core operations during any particular period.